Exhibit 99.1

WisdomTree Announces Pricing of Offering of Upsized $415 Million of Convertible Senior Notes, Related Exercise of $60 Million Greenshoe and Concurrent Repurchases of 6.8 Million Shares of Common Stock and Substantially All of the 2028 Notes

Repurchases Consist of:

•	Approximately $24.0 Million of the $25.8 Million Remaining 5.75% Convertible Senior Notes due August 2028
•	Approximately $90 Million of Shares of Common Stock

NEW YORK, NY August 12, 2025 (BUSINESS WIRE) – WisdomTree, Inc. (NYSE: WT) (“WisdomTree”), a global financial innovator, today announced the pricing of its upsized offering of $415 million aggregate principal amount of convertible senior notes due 2030 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from $400 million announced on August 11, 2025 due to strong investor demand. WisdomTree also has granted the initial purchasers of the notes an option to purchase up to an additional $60 million aggregate principal amount of the notes, which the initial purchasers exercised in full. The sale of the full $475 million aggregate principal amount of notes to the initial purchasers is expected to settle on August 14, 2025, subject to customary closing conditions, and to result in approximately $464 million in net proceeds to WisdomTree after deducting the initial purchasers’ discount and estimated offering expenses payable by WisdomTree.

WisdomTree intends to use $275 million of the net proceeds from the offering to pay the closing consideration for its previously announced acquisition of Ceres Partners, LLC (the “Acquisition”); approximately $37 million of the net proceeds from the offering to repurchase $24.0 million in aggregate principal amount of its outstanding 5.75% convertible senior notes due 2028 (the “2028 notes”), representing roughly 93% of the $25.8 million aggregate principal amount currently outstanding, as described below; approximately $90 million of the net proceeds from the offering to repurchase approximately 6.8 million shares of WisdomTree’s common stock from certain purchasers of the notes as described below; and the remainder of the net proceeds from the offering, if any, for working capital and other general corporate purposes, which may include the repayment of indebtedness, including under its 3.25% convertible senior notes due 2026 (the “2026 notes”) and its 3.25% convertible senior notes due 2029 (the “2029 notes”). If the Acquisition is not consummated, WisdomTree intends to use the proceeds it would have otherwise used to finance the Acquisition for general corporate purposes as described above.

Key terms of the notes are as follows:

•	Maturity in 5 years – August 15, 2030, unless earlier converted, repurchased or redeemed.

•	Interest rate of 4.625% – The notes will bear interest at a rate of 4.625% per year, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2026.

•	Conversion price of $19.1545 – The notes will be convertible at an initial conversion rate of 52.2071 shares of WisdomTree’s common stock, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $19.1545 per share, which represents a conversion premium of approximately 45% to the last reported sale price of $13.21 per share of WisdomTree’s common stock on The New York Stock Exchange on August 11, 2025).

•	Conversion – Prior to May 15, 2030, the notes will be convertible at the option of the holders of the notes only upon the satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

•	Cash settlement of principal amount – Upon conversion, WisdomTree will pay cash up to the aggregate principal amount of the notes to be converted. At its election, WisdomTree will also settle its conversion obligation in excess of the aggregate principal amount of the notes being converted in either cash, shares of its common stock or a combination of cash and shares of its common stock.

•	Redemption price of $24.90 – WisdomTree may redeem for cash all or any portion of the notes, at its option, on or after August 20, 2027 and on or prior to the 45th scheduled trading day immediately preceding the maturity date, if the last reported sale price of WisdomTree’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which WisdomTree provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which WisdomTree provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding the redemption date.

•	Limited investor put rights – Holders of the notes will have the right to require WisdomTree to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain change of control transactions or liquidation, dissolution or common stock delisting events (collectively “fundamental changes”).

•	Conversion rate increase in certain customary circumstances – WisdomTree will also be required to increase the conversion rate for holders who convert their notes in connection with fundamental changes and certain other corporate events or convert their notes called for redemption (or deemed called for redemption) following delivery by WisdomTree of a notice of redemption, in either case, in certain circumstances.

When issued, the notes will be WisdomTree’s senior unsecured obligations, and will rank equal in right of payment to the 2026 notes, the 2028 notes (substantially all of which WisdomTree has agreed to repurchase in connection with this offering), and the 2029 notes.

Contemporaneously with the pricing of the notes in the offering, WisdomTree entered into separate privately negotiated transactions to repurchase $24.0 million of its 2028 notes, of which approximately $25.8 million in aggregate principal amount are outstanding, for approximately $37 million in cash (each a “note repurchase” and collectively the “2028 notes repurchases”). WisdomTree anticipates recognizing a one-time loss on extinguishment of approximately $13 million in connection with these transactions.

WisdomTree expects that certain holders of the 2028 notes that sell their 2028 notes in negotiated transactions with WisdomTree may enter into or unwind various derivatives with respect to WisdomTree’s common stock and/or purchase shares of its common stock in the market. In addition, WisdomTree expects that certain purchasers of the notes offered in the offering may establish a short position with respect to WisdomTree’s common stock by short selling the common stock or by entering into short derivative positions with respect to the common stock, in each case, in connection with the offering. The net effect of the above market activities by holders of the 2028 notes and purchasers of the notes offered in the offering could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of WisdomTree’s common stock and/or the market price of the notes offered in the offering, and WisdomTree cannot predict the magnitude of such market activities or the overall effect they will have on the market price of the notes offered hereby and/or the market price of WisdomTree’s common stock.

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WisdomTree intends to use approximately $90 million of the net proceeds from the offering to repurchase approximately 6.8 million shares of its common stock from certain purchasers of the notes in privately negotiated transactions effected through one of the initial purchasers of the notes, as its agent, concurrently with the pricing of the offering. The price per share of WisdomTree’s common stock repurchased in such transactions is equal to the last reported price per share of its common stock on August 11, 2025, which was $13.21 per share. These repurchases could increase (or reduce the size of any decrease in) the market price of WisdomTree’s common stock and/or the market price of the notes offered in the offering.

The notes were only offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and the common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About WisdomTree

WisdomTree is a global financial innovator, offering a diverse suite of exchange-traded products (ETPs), models and solutions, as well as digital asset-related products. Our offerings empower investors to shape their financial future and equip financial professionals to grow their businesses. Leveraging the latest financial infrastructure, we create products that emphasize access, transparency and provide an enhanced user experience. Building on our heritage of innovation, we offer next-generation digital products and services related to tokenized real world assets and stablecoins, as well as our blockchain-native digital wallet, WisdomTree Prime®, and institutional platform, WisdomTree Connect™.*

* The WisdomTree Prime digital wallet and digital asset services and WisdomTree Connect institutional platform are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business.

WisdomTree currently has approximately $129.1 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through the WisdomTree Prime app and WisdomTree Connect are not endorsed, indemnified or guaranteed by any regulatory agency.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on WisdomTree’s management’s beliefs and assumptions and on information currently available to management. These statements may include statements relating to the Acquisition. Although WisdomTree believes that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or WisdomTree’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond WisdomTree’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if WisdomTree’s underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that WisdomTree’s actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about the timing and closing of the offering of the notes, the expected use of the proceeds from the sale of the notes (including to finance the Acquisition), the consummation of the Acquisition, and the potential effects of the 2028 notes repurchases and the share repurchases on WisdomTree’s common stock and the market price for the notes, and other statements contained in this press release that are not historical facts. Forward-looking statements are subject to many risks and uncertainties, including without limitation, risks related to or associated with whether WisdomTree will consummate the offering of the notes on the expected terms, or at all, which could differ or change based upon market conditions or other reasons, and the other risks set forth under the caption “Risk Factors” in WisdomTree’s Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent reports filed with or furnished to the Securities and Exchange Commission.

Contact Information:

Investor Relations

Jeremy Campbell

+1.917.267.3859

jeremy.campbell@wisdomtree.com

Media Relations

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

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